Exhibit 21

NORDSON CORPORATION

Subsidiaries of the Registrant

The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant’s consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized:

Name	Jurisdiction of Incorporation

UNITED STATES:
Asymptotic Technologies, Inc. dba Nordson Asymtek	California
March Plasma Systems, Inc. dba Nordson March	California
Dage Precision Industries, Inc. dba Nordson Dage	California
YESTech, Inc. dba Nordson YESTech	California
Value Plastics, Inc	Colorado
Realty Land Conservancy 3	Colorado
VP Acquisition Holding, Inc.	Delaware
Xaloy Holdings, Inc.	Delaware
Nordson Xaloy Incorporated	Delaware
Xaloy Extrusion Dies L.L.C dba Nordson Xaloy Incorporated	Delaware
Nordson Extrusion Dies Industries. LLC	Delaware
Flametech Corporation	Delaware
New Castle Screw, Inc.	Delaware
Xaloy Superior Holdings, Inc.	Delaware
Nordson Kreyenborg, Inc.	Georgia
Nordson Kreyenborg America L.P.	Georgia
J and M Laboratories, Inc.	Georgia
Nordson Sealant Equipment, Inc.	Michigan
Micromedics, Inc	Minnesota
Nordson U.S. Trading Company	Ohio
Nordson England L.L.C.	Ohio
Nordson Medical Corporation	Ohio
Spirex Corporation dba Nordson Xaloy Incorporated	Ohio
Nordson Pacific, Inc.	Ohio
Nordson Atlantic LLC	Ohio
New Castle Industries, Inc. dba Nordson Xaloy Incorporated	Pennsylvania
Atlantic Grinding & Welding, Inc.	Pennsylvania
F.R. Gross Co., Inc.	Pennsylvania
Nordson EFD LLC.	Rhode Island
EFD International, Inc.	Rhode Island
New Castle Rolls, Inc.	Virginia
EDI Holdings, Inc.	Wisconsin
Nordson Extrusion Dies Industries, LLC	Wisconsin
Premier Dies Corporation dba Nordson EDI Premier Coating Division	Wisconsin

INTERNATIONAL:
Nordson Australia Pty. Limited	Australia
Nordson Osterreich GmbH	Austria
Nordson Benelux S.A./N.V.	Belgium
Nordson EDI Europe NV	Belgium
Nordson do Brasil Industria e Comercio Ltda.	Brazil
Nordson Canada Limited	Canada
Nordson (China) Co., Ltd.	China
Dage Test Systems (Suzhou) Co. Ltd.	China

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Name	Jurisdiction of Incorporation

INTERNATIONAL:
Dage Trading (Suzhou) Co. Ltd.	China
Nordson Extrusion Dies Industries (Shanghai) Co. Ltd.	China
Nordson China Business Trust	China
Nordson Andina Limitada	Colombia
Nordson CS, spol.s.r.o.	Czech Republic
Nordson Danmark A/S	Denmark
Nordson Finland Oy	Finland
Nordson France S.A.S.	France
Dosage 2000 S.A.R.L	France
Nordson Deutschland GmbH	Germany
Nordson Engineering GmbH	Germany
Dage Deutschland GmbH	Germany
Nordson Holdings S.a.r.l. & Co. KG	Germany
Nordson Xaloy Europe GmbH	Germany
EDI GmbH	Germany
Nordson EDI GmbH & Co. K.G.	Germany
Extrusion Dies Management GmbH	Germany
Nordson Kreyenborg GmbH	Germany
Nordson BKG GmbH	Germany
Nordson Germania Ltd. & Co. KG	Germany
Nordson Holdings Gibraltar Limited Luxembourg SCS	Gibraltar
Nordson Investment (Gibraltar) Limited	Gibraltar
Nordson Holdings (Gibraltar) Limited	Gibraltar
Nordson Asia Pacific, Ltd.	Hong Kong
Value Plastics (Asia Pacific)	Hong Kong
Ligonia Limited	Hong Kong
Macaria Limited	Hong Kong
Nordson India Private Limited	India
Nordson Ireland Capital Company	Ireland
Nordson Italia S.p.A.	Italy
Nordson Xaloy Italia S.r.l.	Italy
Nordson K.K.	Japan
Nordson Asymtek K.K.	Japan
Dage Japan Co., Ltd.	Japan
Nordson Xaloy K.K	Japan
Nordson European Holdings Luxembourg S.a.r.l.	Luxembourg
Nordson S.a.r.l.	Luxembourg
Nordson Luxembourg S.a.r.l.	Luxembourg
Nordson (Malaysia) Sdn. Bhd.	Malaysia
Nordson de Mexico, S.A. de C.V.	Mexico
Nordson Benelux B.V.	The Netherlands
Nordson B.V.	The Netherlands
Nordson New Zealand	New Zealand
Nordson Norge A/S	Norway
Nordson Polska Sp.z.o.o.	Poland
Nordson Portugal Equipamento Industrial, Lda.	Portugal
Nordson Russia Limited Liability Company	Russia
Nordson S.E. Asia (Pte.) Ltd.	Singapore
Dage (SEASIA) Pte. Ltd	Singapore
Nordson SA	South Africa
Nordson Korea	South Korea

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Name	Jurisdiction of Incorporation

INTERNATIONAL:
Nordson Iberica, S.A.	Spain
Nordson AB	Sweden
Nordson (Schweiz) A.G.	Switzerland
Nordson Xaloy Asia (Thailand) Ltd.	Thailand
Nordson (U.K.) Limited	United Kingdom
Dage Holdings Limited	United Kingdom
Dage Pension Trustees Limited	United Kingdom
Dage Precision Industries Limited	United Kingdom
Nordson London Limited	United Kingdom
Primount LLP	United Kingdom
Majority Kingdom Investment Limited	United Kingdom
Minority Kingdom Investment Limited	United Kingdom
Nordson International de Venezuela, CA	Venezuela

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